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                 BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

                         1999 Annual Report on Form 10-K


                               EXHIBIT NO. 10.7(c)






                          BRIGGS & STRATTON CORPORATION
                         LEVERAGED STOCK OPTION PROGRAM



















               As adopted by the Nominating and Salaried Committee
                of the Board of Directors on August 16, 1993 and
                        amended by resolutions effective
                         July 31, 1995 and July 1, 1999


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                          BRIGGS & STRATTON CORPORATION
                         LEVERAGED STOCK OPTION PROGRAM




1.0  Objectives.

The Leveraged Stock Option Program ("LSO Program") is designed to build upon the Company's Economic Value Added Incentive Compensation Plan ("EVA Plan") by tying the interests of all Senior Executives to the long term consolidated results of the Company. In this way, the objectives of Senior Executives throughout the Company will be more closely aligned with the Company's Shareholders. Whereas the EVA Plan provides for near and intermediate term rewards, the LSO Program provides a longer term focus by allowing Senior Executives to participate in the long-term appreciation in the equity value of the Company. In general, the LSO Program is structured such that each year an amount equivalent to the Total Bonus Payout under the EVA Plan is invested on behalf of Senior Executives in options on the Company's Stock ("LSOs"). These LSOs become exercisable after they have been held for three years, and they expire at the end of seven years. The LSO Program is also structured so that a fair return must be provided to the Company's Shareholders before the options become valuable.


2.0  Leveraged Stock Option Grant.

For fiscal 1994 and subsequent years, the dollar amount to be invested in LSOs for each Senior Executive shall be equal to the amount of each Participant's Total Bonus Payout determined under the EVA Plan as amended effective for fiscal year 1994. The number of LSOs awarded shall be determined by dividing (a) the dollar amount of such LSO award by (b) 10% of the Fair Market Value of Company stock on the date of the grant, as determined by the Committee, rounded (up or down) to the nearest 10 shares. Fair Market Value is defined in the Company's Stock Incentive Plan ("SIP Plan").


3.0  Term.

All LSOs shall be exercisable beginning on the third anniversary of the date of grant. All LSOs granted for fiscal years through June 30, 1999 shall terminate on the fifth anniversary of the date of grant unless sooner exercised, unless the Committee determines other dates. All LSOs granted thereafter shall terminate on the seventh anniversary of the date of grant unless sooner exercised, unless the Committee determines other dates.


4.0  Exercise Price.

The exercise price for LSOs shall be the product of 90% of the Fair Market Value per share as determined above, times the sum taken to the fifth (5th) power of
(a) 1, plus (b) the Estimated Annual Growth Rate, but in no event may the exercise price be less than Fair Market Value on the date of grant.

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The Estimated Annual Growth Rate (intended to represent annual percentage stock appreciation at least in the amount of the Company's cost of capital, with due consideration for dividends paid, risk and illiquidity) is the average daily closing 30 year U.S. Treasury bond yield rate for the month of March immediately preceding the relevant Plan Year, plus 1%. So,

Exercise Price = (.9 x FMV) x (1 + Estimated Annual Growth Rate)(5)

Example: $75 share price; 7.85% Estimated Annual Growth Rate (6.85% 30 year U.S. Treasury bond rate, plus 1%):
          $67.50 (90% FMV x (1.0785)(5) = $98.49


5.0  Limitations on LSO Grants and Carryover.

Notwithstanding Section 2, the maximum number of LSOs that may be granted to all Senior Executives for any Plan Year of this LSO Program, shall be 600,000, and the maximum number of LSOs that may be granted cumulatively under this LSO Program shall be 2,539,986. In the event that the 600,000 limitation shall be in effect for any Plan Year, the dollar amount to be invested for each Senior Executive shall be reduced by proration based on the aggregate Total Bonus Payouts of all Senior Executives so that the limitation is not exceeded. The amount of any such reduction shall be carried forward to subsequent years and invested in LSOs to the extent the annual limitation is not exceeded in such years.


6.0  The Stock Incentive Plan.

Except as modified herein, LSOs are Incentive Stock Options under the Company's SIP Plan as amended from time to time to the extent they are eligible for treatment as such under Section 422 of the Internal Revenue Code. If not eligible for ISO Treatment, the LSOs shall constitute nonqualified stock options. Except as specifically modified herein, LSOs shall be governed by the terms of the Company's Stock Incentive Plan, and shall be granted as described in this LSO Program annually unless the Committee modifies or terminates either the EVA Plan or the SIP Plan. As provided in the SIP Plan, all grants of LSOs to Participants who are subject to Section 16(b) of the Securities Exchange Act of 1934 are subject to approval of the Company Shareholders. In the event such approval is not obtained, this Program shall terminate.


7.0  Definitions.

All capitalized terms used herein that are not otherwise defined shall have the same meaning given to them in the Company's Economic Value Added Incentive Compensation Plan.






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